Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com





STOCK EXCHANGE ANNOUNGEMENT
19 November 2002



Shire Pharmaceuticals Group plc (the "Company")

Application has been made to the UK Listing Authority and the London Stock Exchange for a listing of 6,615 ordinary shares of 5p each in the Company to be admitted to the Official List.

These shares, ranking pari passu in all respects with the existing shares in issue, have been issued pursuant to the exchange of certain Exchangeable Shares in Shire Acquisition Inc., in accordance with the terms of the Merger Agreement with BioChem Pharma Inc.



For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                 +44 1256 894 160
US & Canada
Gordon Ngan - Investor Relations                    +1 450 978 7938


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), gastro intestinal (GI), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com